 Filing Pursuant to Rule 424b(3)
 Registration No. 333-288486
PROSPECTUS
14,084,507 Shares of Common Stock Offered by the Selling Securityholders
This prospectus (“prospectus”) relates to the offer and resale from time to time of up to 14,084,507 shares of our common stock, par value $0.001 per share (“common stock”), by the selling securityholders identified in this prospectus under the caption “Selling Securityholders” (the “selling securityholders”), including their permitted pledgees, assignees, donees, transferees or successor-in-interest. We issued 9,479,345 shares of our common stock and 4,605,162 pre-funded common stock purchase warrants to purchase and 4,605,162 shares of common stock at an exercise price of $0.001 per share (the “pre-funded warrants”) in a private placement pursuant to a securities purchase agreement, dated May 8, 2025, by and among us and the selling securityholders. The pre-funded warrants were exercised for shares of our common stock on June 30, 2025.
We are registering the 14,084,507 shares of our common stock on behalf of the selling securityholders or their permitted pledgees, assignees, donees, transferees or successor-in-interest pursuant to a Registration Rights Agreement, dated as of May 8, 2025, by and among us and the selling securityholders (the “Registration Rights Agreement”). The selling securityholders or their permitted pledgees, assignees, donees, transferees or successor-in-interest may offer, sell or distribute the shares of our common stock in a number of different ways and at varying prices. We provide more information about how the selling securityholders may offer, sell or distribute the shares of our common stock in the section of this prospectus titled “Plan of Distribution.” We will not receive any of the proceeds from the sale of shares of our common stock by the selling securityholders. We have paid or will pay the fees and expenses incident to the registration of the shares of our common stock for sale by the selling securityholders. The selling securityholders will bear all commissions, discounts, brokerage fees and similar expenses, if any, attributable to their sales of shares of our common stock.
Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “MTVA.” On July 9, 2025, the last reported sale price of our common stock as reported on Nasdaq was $0.691 per share.
We are a “smaller reporting company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. See “Prospectus Summary — Implications of Being a Smaller Reporting Company.” This prospectus complies with the requirements that apply to an issuer that is a smaller reporting company.
The registration statement (the “Registration Statement”) to which this prospectus relates registers the resale of a substantial number of shares of our common stock by the selling securityholders. Sales in the public market of a large number of shares of our common stock, or the perception in the market that holders of a large number of shares of our common stock intend to sell shares, could reduce the market price of our common stock.
An investment in our shares of common stock involves a high degree of risk. Before making any investment decision, you should carefully read the discussion of the material risks of investing in our shares of common stock in “Risk Factors” beginning on page 4 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 10, 2025

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ABOUT THIS PROSPECTUS
This prospectus is part of the Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the selling securityholders named in this prospectus may, from time to time, sell or otherwise distribute the shares of common stock offered by them as described in the section titled “Plan of Distribution” in this prospectus. We will not receive any of the proceeds from the sale of shares of our common stock by the selling securityholders. You should read this prospectus together with the more detailed information regarding the Company, our common stock, and our financial statements and notes to those statements that appear elsewhere in this prospectus and any applicable prospectus supplement together with the additional information that we incorporate in this prospectus by reference, which we describe under the heading “Where You Can Find More Information.”
Neither we nor the selling securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling securityholders are offering to sell, and seeking offers to buy, shares of their common stock only in jurisdictions where it is lawful to do so.
We may also provide a prospectus supplement or post-effective amendment to the Registration Statement to add information to, or update or change information contained in, this prospectus. You should rely only on the information contained in, or incorporated by reference in, this prospectus and in any accompanying prospectus supplement. We have not authorized anyone to provide you with different information from that contained in, or incorporated by reference in, this prospectus. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the shares of common stock in any jurisdiction in which such an offer or solicitation relating to the shares of common stock is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the shares of common stock if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.
In this prospectus, we frequently use the terms “we,” “our,” “us,” “MetaVia,” “Registrant,” and the “Company” to refer to MetaVia Inc.
All trademarks or trade names referred to in this prospectus are the property of their respective owners.
Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and TM symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before deciding to invest in our shares of common stock, you should read this entire prospectus and the documents incorporated by reference herein and therein carefully, including our financial statements and related notes, the information in the section “Risk Factors,” “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
Company Overview
We are a clinical-stage biotechnology company focused primarily on developing novel pharmaceuticals to treat cardiometabolic diseases. MetaVia has two programs focused primarily on the treatment of metabolic dysfunction-associated steatohepatitis (“MASH”) and obesity.
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DA-1241 is a novel G-Protein-Coupled Receptor 119 (“GPR119”) agonist with development optionality as a standalone and/or combination therapy for both MASH and Type 2 Diabetes Mellitus (“T2DM”). Agonism of GPR119 in the gut promotes the release of key gut peptides, glucagon-like peptide 1 (“GLP-1”), glucagon-dependent insulinotropic polypeptide receptor, and peptide YY. These peptides play a further role in glucose metabolism, lipid metabolism and weight loss. DA-1241 has demonstrated beneficial effects on glucose, lipid profile and liver inflammation, as demonstrated during in-vivo preclinical studies.

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DA-1726 is a novel oxyntomodulin analog agonist functioning as a GLP-1 receptor (“GLP1R”) and glucagon receptor (“GCGR”) dual agonist for the treatment of obesity that is designed to be administered once weekly subcutaneously. With the activation of the dual agonist, weight loss may be achieved by GLP1R reducing appetite while GCGR increasing energy expenditure.

While we primarily focus our financial resources and management’s attention on the development of DA-1241 and DA-1726, we also have four legacy therapeutic programs designed to impact a range of indications in viral, neurodegenerative and cardiometabolic diseases on which we are not planning to advance development and have, or continue to consider for, out-licensing and divestiture opportunities.
Our operations have consisted principally of performing research and development activities, which includes preclinical developments and clinical trials, and raising capital. Our activities are subject to significant risks and uncertainties, such as failing to secure additional funding before sustainable revenues and profit from operations are achieved. For more information on our business and product candidates, see “Part I, Item 1. Business” in our 2024 Form 10-K.
DA-1241
We are currently finalizing the Clinical Study Report on a Phase 2a clinical trial in the United States. MASH Phase 2a is a 16-week, multicenter, randomized, double-blind, placebo-controlled, parallel arm clinical trial to establish safety and an early signal of efficacy in MASH as a next-generation competitive oral agent while we follow the trend for T2DM.
In December 2024, we announced positive top-line 16-week results from the two-part Phase 2a clinical trial in patients with presumed MASH. Part 1 of this Phase 2a trial is exploring DA-1241, a novel GPR119 agonist compared to placebo, while Part 2 is investigating the efficacy of DA-1241 in combination with sitagliptin, a DPP-4 inhibitor.
The Company expects to have an end-of-Phase 2 meeting with the FDA in the first half of 2025.
DA-1726
We are currently conducting a Phase 1 trial in the U.S. The Phase 1 trial, a first-in-human trial, is a randomized, placebo-controlled, double-blind, two-part study to investigate the safety, tolerability, pharmacokinetics, and pharmacodynamics of single and multiple ascending doses of DA-1726 in obese, otherwise healthy subjects.

In September 2024, we announced positive top-line data from the single ascending dose Part 1 of our Phase 1 trial evaluating DA-1726. In April 2025, we announced positive top-line data from the multiple ascending dose Part 2 study of our Phase 1 trial. Currently, we are planning to add higher-dose cohorts to assess the maximum tolerated dose and fully realize DA-1726’s potential, as higher doses may also show a similar profile, while potentially demonstrating increased weight reduction. The enrollment for the additional cohorts is expected to begin in the third quarter of 2025 with data expected in the fourth quarter of 2025.
Company Information
MetaVia was incorporated under the laws of the State of Delaware in October 2014. Our principal executive offices are located at 545 Concord Avenue, Suite 210, Cambridge, Massachusetts 02138, and our telephone number is (857) 702-9600. Our website address is www.metaviatx.com. The information contained in, or accessible through, our website does not constitute part of this prospectus, should not be relied on in determining whether to make an investment decision, and the inclusion of our website address in this prospectus is an inactive textual reference only.
Implications of Being a Smaller Reporting Company
We are a “smaller reporting company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), meaning that the market value of our shares held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We will continue to be a smaller reporting company if either (i) the market value of our shares of common stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares of common stock held by non-affiliates is less than $700 million. As a smaller reporting company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation. Additionally, as a smaller reporting company, we may continue to take advantage of the exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended. If investors consider our common stock less attractive as a result of our election to use the scaled-back disclosure permitted for smaller reporting companies, there may be a less active trading market for our common stock and the share price of our common stock may be more volatile.

THE OFFERING
Issuer
MetaVia Inc.
Common stock offered by the selling securityholder
Up to 14,084,507 shares of common stock.
Terms of the offering
The selling securityholders will determine when and how they will dispose of the shares of our common stock registered for under this prospectus for resale. For additional information, see “Plan of Distribution” in this prospectus.
Use of Proceeds
We will not receive any proceeds from the sale of shares of common stock by the selling securityholders.
Risk Factors
Before investing in shares of our common stock, you should carefully read and consider the information set forth under “Risk Factors” below.
Market and trading symbol
Our common stock is listed on Nasdaq under the symbol “MTVA.”

RISK FACTORS
An investment in our shares of common stock involves a high degree of risk. The prospectus supplement applicable to each offering of our shares of common stock will contain a discussion of the risks applicable to an investment in our shares of common stock. Prior to making a decision about investing in our shares of common stock, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions detailed under the section titled “Risk Factors” in our Annual Report on Form 10-K for our most recently completed fiscal year, in any Quarterly Reports on Form 10-Q that have been filed since our most recent Annual Report on Form 10-K and in any other documents that we file (not furnish) with the SEC under the Exchange Act. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, and the documents that we have filed with the SEC that are incorporated by reference, contain “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. All statements that address future operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation, our expectations regarding our ability to execute our commercial strategy; our expectations regarding the sufficiency of our existing cash on hand to fund our operations; the timeline for regulatory submissions, regulatory steps and potential regulatory approval of our current and future product candidates; the ability to realize the benefits of the license agreement with Dong-A ST Co., Ltd. (“Dong-A”), including the impact on our future financial and operating results; the ability to integrate the product candidates into our business in a timely and cost-efficient manner; the cooperation of our contract manufacturers, clinical study partners and others involved in the development of our current and future product candidates; our ability to initiate clinical trials on a timely basis; our planned clinical trials and our ability to recruit subjects for our clinical trials; the costs related to the license agreement, known and unknown, including costs of any litigation or regulatory actions relating to the license agreement; the changes in applicable laws or regulations; and the effects of changes to our stock price on the terms of the license agreement and any future fundraising and other risks and uncertainties described in our filings with the SEC.
Forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. These statements may be identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. In addition, statements that “we believe,” “we expect,” “we anticipate” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus and management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on forward-looking statements because they speak only as of the date when made. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations, except as required by law.
Forward-looking statements are subject to a number of risks and uncertainties that could cause actual events to adversely differ from the expectations indicated in these forward-looking statements, including without limitation, the risks and uncertainties described in this prospectus. Actual results could differ materially from those contained in forward-looking statements. Many factors could cause actual results to differ materially from those in forward-looking statements, including those matters discussed below, as well as those listed in the “Risk Factors” section contained herein, in any prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.
We operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for us to predict all risk factors and uncertainties. We may not achieve the plans, projections or expectations disclosed in forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation, the possibility that regulatory authorities do not accept our applications or approve the marketing of our products, the possibility we may be unable to raise the funds necessary for the development and commercialization of our products, and those described in our filings with the SEC.
These risks include, among other things, that:
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We have incurred net losses since inception, and we anticipate that we will continue to incur net losses for the foreseeable future. We require additional capital to accomplish our business plan and the failure to obtain necessary capital when needed on acceptable terms, or at all, could force us to delay, limit, reduce or terminate our operations.

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As we do not generate any revenue, we are dependent on working capital to fund our business plan, and raising additional capital may cause dilution to existing stockholders, restrict our operations or require us to relinquish rights to our technologies.

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Future sales, or the perception of future sales, by us or our securityholders could cause the market price of our common stock to decline.

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Adverse global economic conditions could have a material adverse effect on our business, results of operations and financial condition and liquidity.

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Changes in and uncertainty surrounding U.S. trade policy could have a material adverse impact on our business, financial condition and results of operations.

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We may expend our limited resources to pursue a particular product candidate or indication and fail to capitalize on product candidates or indications that may be more profitable or for which there is a greater likelihood of success.

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Public opinion and scrutiny of treatments for obesity and overweight patients may impact public perception of our Company and DA-1726, or may adversely affect our ability to conduct our business and our business plans.

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We may be required to make significant payments under the exclusive license agreement with Dong-A, which requires Dong-A to be the sole manufacturer for the production of DA-1241 and DA-1726.

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Even if we obtain favorable clinical results, we may not be able to obtain regulatory approval for, or successfully commercialize DA-1241 and DA-1726.

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Preliminary, interim and topline data from our clinical trials that we announce or publish from time to time may change as more patient data become available and are subject to audit and verification procedures that could result in material changes in the final data.

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Results of earlier clinical trials may not be predictive of the results of later-stage clinical trials.

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Product candidates may cause undesirable side effects that could delay or prevent their marketing approval, limit the commercial profile of an approved label, or result in significant negative consequences following marketing approval, if any, including marketing withdrawal.

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Our efforts to discover drug candidates beyond our current drug candidates may not succeed, and any drug candidates we recommend for clinical development may not actually begin clinical trials.

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Delays in our clinical trials may lead to a delay in the submission of marketing approval applications and jeopardize our ability to potentially receive approvals and generate revenues from the sale of our products.

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We may develop DA-1241 and DA-1726, and potentially future product candidates, in combination with other therapies, which exposes us to additional risks.

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Any collaboration arrangement that we may enter into in the future may not be successful, which could adversely affect our ability to develop and commercialize our current and potential future drug candidates.

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Enrollment and retention of patients in clinical trials is an expensive and time-consuming process and could be made more difficult or rendered impossible by multiple factors outside our control, including difficulties in identifying patients with MASH and significant competition for recruiting such patients in clinical trials.

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We face substantial competition, which may result in others discovering, developing or commercializing products before or more successfully than we do.

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Our commercial success depends upon attaining significant market acceptance of our product candidates, if approved, among hospitals, physicians, patients and healthcare payors.

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We may engage in strategic transactions that could impact on our liquidity, increase our expenses and present significant distractions to our management.

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Product liability lawsuits against us could cause us to incur substantial liabilities and could limit commercialization of any product candidate that we may develop.

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If we or our third-party manufacturers fail to comply with environmental, health and safety laws and regulations, we could become subject to fines or penalties or incur costs that could have an adverse effect on the success of our business.

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We rely and will continue to rely on collaborative partners regarding the development of our research programs and product candidates.

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We are subject to U.S. and certain foreign export and import controls, sanctions, embargoes, anti-corruption laws, and anti-money laundering laws and regulations. Compliance with these legal standards could impair our ability to compete in domestic and international markets. We can face criminal liability and other serious consequences for violations which can harm our business.

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We have relied and will rely on third-party clinical research organizations (“CROs”) to conduct our preclinical studies and clinical trials. If these CROs do not successfully carry out their contractual duties or meet expected deadlines, we may not be able to obtain regulatory approval for or commercialize our product candidates and our business could be substantially harmed.

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We rely on third parties to manufacture our product candidates and preclinical and clinical drug supplies.

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We may engage in future acquisitions, mergers or in-licenses and out-licenses of technology that could disrupt our business, cause dilution to the organization’s stockholders and harm our financial condition and operating results.

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We may form or seek strategic alliances or enter into additional licensing arrangements in the future, and we may not realize the benefits of such alliances or licensing arrangements.

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If we are unable to obtain and maintain sufficient intellectual property rights, our competitive position could be harmed.

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We may not be able to protect or practice our intellectual property rights throughout the world.

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We may become involved in lawsuits to protect or enforce our intellectual property, which could be expensive, time-consuming and unsuccessful.

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Our trade secrets are difficult to protect and if we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

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We currently have a small number of employees and consultants, and our future success depends on our ability to retain our executive officers and to attract, retain and motivate qualified personnel.

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The price of our common stock may be volatile and fluctuate substantially, which could result in substantial losses for holders of our common stock.

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Our largest stockholder may use its significant interest to take actions not supported by our other stockholders.

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We may fail to comply with the continued listing requirements of Nasdaq, such that our common stock may be delisted and the price of our common stock and our ability to access the capital markets could be negatively impacted.

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We have identified a material weakness in our internal control over financial reporting that could, if not remediated, result in material misstatements in our financial statements or impair our ability to produce accurate and timely consolidated financial statements.

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Our business and operations may suffer in the event of system failures or other unplanned events.

These risks are not exhaustive. Other sections of this prospectus and the documents incorporated herein or therein may include additional factors that could harm our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment.
You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the Registration Statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and achievements may be different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS
We are not selling any shares of common stock under this prospectus and we will not receive any proceeds from the sale of the shares of common stock by the selling securityholders. All net proceeds from the sale of the shares of common stock covered by this prospectus will go to the selling securityholders. We expect that the selling securityholders will sell their shares of common stock as described under “Plan of Distribution.”
The selling securityholders will pay any underwriting discounts and commissions and expenses incurred by the selling securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of the shares of common stock. We will bear the costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING SECURITYHOLDERS
The 14,084,507 shares of common stock being offered by the selling securityholders are those previously issued to the selling securityholders that are outstanding as of the date of this prospectus.
We have registered the shares of common stock in order to permit the selling securityholders to offer the shares for resale from time to time. The selling securityholders may sell all, some or none of their shares of common stock in this offering. For additional information, see the section titled “Plan of Distribution.”
The table below lists the selling securityholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling securityholders as of June 30, 2025. The number of shares of our common stock outstanding as of June 30, 2025 was 19,589,132. The second column lists the number of shares of common stock beneficially owned by each selling securityholder as of June 30, 2025, based on its respective ownership of the shares of common stock and securities convertible into shares of common stock within 60 days of June 30, 2025. The third column lists the shares of common stock being offered by this prospectus by the selling securityholders. The fourth and fifth columns list the number of shares of common stock owned after the offering and the percentage of common stock owned after the offering, assuming in both cases, the sale of all of the shares of common stock offered by that selling securityholder pursuant to this prospectus. Except as otherwise indicated below, based on the information provided to us by the selling securityholders, and to the best of our knowledge, no selling securityholder is a broker-dealer or an affiliate of a broker-dealer.
Name of selling securityholder	Number of shares of common stock beneficially owned prior to the offering	Maximum number of shares of common stock to be sold pursuant to this prospectus	Number of shares of common stock beneficially owned after the offering	Percentage of shares of common stock beneficially owned after the offering (%)
Dong-A ST Co., Ltd.(1)	9,995,679	4,647,887	5,347,792	27.3
Dong-A Socio Holdings Co., Ltd.(2)	9,436,620	9,436,620	0	*

*
Indicates beneficial ownership of less than one percent.

(1)
The shares of common stock registered hereby were acquired in the 2025 Private Placement. The shares of common stock are directly held by Dong-A, a South Korean corporation. The address of Dong-A is 64, Cheonho-daero, Dongdaemun-gu, Seoul, Republic of Korea.

(2)
The shares of common stock registered hereby were acquired in the 2025 Private Placement or acquired upon the exercise of pre-funded warrants issued in the 2025 Private Placement. The shares of common stock are directly held by Dong-A Socio Holdings Co., Ltd. (“Dong-A Socio Holdings”), a South Korean corporation. The address of Dong-A Socio Holdings is 64, Cheonho-daero, Dongdaemun-gu, Seoul, Republic of Korea.

Material Relationships with Selling Securityholders
Below is a description of material relationships in the past three years between the Company, its predecessors or affiliates and the selling securityholders.
2025 Private Placement
On May 8, 2025, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Dong-A and Dong-A Socio Holdings (the “2025 Private Placement”). Pursuant to the Securities Purchase Agreement, we issued (i) 9,479,345 shares of common stock for a price of $0.71 per share (the “Shares”), and (ii) 4,605,162 pre-funded common stock purchase warrants to purchase up to 4,605,162 shares of common stock for a purchase price of $0.709 per pre-funded warrant, in a private placement pursuant to Section 4(a)(2) and Regulation D promulgated under the Securities Act. Each pre-funded warrant had an exercise price of $0.001 per share, and was exercisable beginning on the effective date of receiving stockholder approval for the shares of common stock underlying the pre-funded warrants. Under the terms of the pre-funded warrants, the Company may not affect the exercise of any such pre-funded warrant, and a holder will not be entitled to exercise any portion of any pre-funded warrant, if, upon giving effect to such exercise, the aggregate number of shares of common stock beneficially owned by the holder (together with its affiliates, other persons acting or who could be deemed to be acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of common stock would or could be aggregated with the holder’s or any of the holder’s affiliates for purposes of Section 13(d) or Section 16 of the Exchange Act) would exceed 19.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise (the “Beneficial Ownership Limitation”), as such percentage ownership is calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the SEC. A holder may increase or decrease the Beneficial Ownership Limitation to a higher or lower percentage (not to exceed 19.99%), effective 61 days after written notice to the Company. Any such increase or decrease will apply only to that holder and not to any other holder of the pre-funded warrants. The pre-funded warrants issued pursuant to the Securities Purchase Agreement were exercised for shares of common stock on June 30, 2025.
In connection with the 2025 Private Placement, on May 8, 2025, we entered into the Registration Rights Agreement with Dong-A and Dong-A Socio Holdings, pursuant to which, among other things, we are required to prepare and file with the SEC one or more registration statements to register for resale the shares of common stock issued and underlying the pre-funded warrants that were sold in the 2025 Private Placement. The Registration Rights Agreement provides Dong-A and Dong-A Socio Holdings with demand and piggyback registration rights, including the right to two long-form registration statements. In addition, we agreed to file, within 30 days following the receipt of stockholder approval, a registration statement to (i) register the shares of common stock issued and underlying the pre-funded warrants sold in the 2025 Private Placement (the “Registrable Securities”); and (ii) to use commercially reasonable efforts to cause each registration statement to be declared effective under the Securities Act, as promptly as possible after the filing thereof, but in any event no later than the 60th day after the receipt of stockholder approval (or in case the SEC reviews the registration statement, the 90th date after receiving stockholder approval); provided that if the Company is notified that the registration statement is not being reviewed or is no longer subject to comment, the Company is required to make the registration statement effective by the fourth trading day after such date. We have agreed to use commercially reasonable efforts to keep such registration statement continuously effective under the Securities Act until the date that all Registrable Securities covered by such registration statement have been sold or are otherwise able to be sold pursuant to Rule 144.
2024 Private Placement
On June 23, 2024, we entered into a Securities Purchase Agreement (the “2024 Securities Purchase Agreement”) with Dong-A and another institutional investor (the “2024 Private Placement”). Pursuant to the 2024 Securities Purchase Agreement, we issued to Dong-A 2,544,530 shares of our common stock, Series A Warrants to purchase up to 2,544,530 shares of our common stock (the “Series A Warrants”), and Series B Warrants to purchase up to 3,816,795 shares of our common stock (the “Series B Warrants”) in a private placement pursuant to Section 4(a)(2) and Regulation D promulgated under the Securities Act. The Series A Warrants expired unexercised, on June 14, 2025. The Series B Warrants have an exercise price of $3.93 per share and became exercisable as of September 18, 2024, which is the effective date of stockholder approval received at the Company’s special meeting of stockholders for the issuance of the shares of common stock upon exercise of the Series A Warrants and the Series B Warrants. In connection with the 2024 Securities Purchase Agreement, Dong-A entered into a voting agreement, whereby it agreed to vote all shares of common stock that it or its affiliate beneficially owned with respect to any proposals presented to stockholders for approval on September 18, 2024. The Series B Warrants will expire on the earlier of the five years anniversary of September 18, 2024 and within six months following the public announcement of MetaVia receiving positive Phase 1 Part 3 data readout for DA-1726.
In connection with the 2024 Private Placement, on June 23, 2024, we entered into a Registration Rights Agreement with Dong-A and another institutional investor (the “2024 Registration Rights Agreement”), pursuant to which, among other things, we were required to prepare and file with the SEC one or more registration statements to register for resale the shares of common stock sold in the 2024 Private Placement. On July 18, 2024, we filed a registration statement on Form S-1 to register such securities (the “Resale Registration Statement”). The Resale Registration Statement was initially declared effective by the SEC on July 24, 2024.

2022 License Agreement
In September 2022, we entered into an exclusive license agreement (the “2022 License Agreement”) and a securities purchase agreement with Dong-A (the “2022 Securities Purchase Agreement”). Pursuant to the 2022 License Agreement and subject to the conditions set forth therein, we received an exclusive global license (excluding the Republic of Korea) to two proprietary compounds for specified indications. The 2022 License Agreement covers the rights to a compound referred to as DA-1241 for treatment of MASH and T2DM and a compound referred to as DA-1726 for treatment of obesity and MASH. The 2022 License Agreement became effective in November 2022.
Under the terms of the 2022 License Agreement, Dong-A (i) received an upfront payment which was settled in 2,200 shares of preferred stock of MetaVia designated as “Series A Convertible Preferred Stock,” par value $0.001 per share (the “Series A Preferred Stock”), under the terms of the 2022 Securities Purchase Agreement (the “Upfront License Payment”); (ii) is eligible to receive single digit royalties on net sales received by us from the commercial sale of products covering DA-1241 or DA-1726; (iii) is eligible to receive commercial-based milestone payments, dependent upon the achievement of specific commercial developments; and (iv) is eligible to receive regulatory milestone payments of up to $178.0 million for DA-1726 and $138.0 million for DA-1241, dependent upon the achievement of specific regulatory developments.
Our obligation to pay royalties to Dong-A under the 2022 License Agreement continues on a product-by-product and country-by-country basis until the later of (i) the fifth anniversary of the first commercial sale of such product in such country, (ii) the expiration or termination of the last valid patent claim that covers a product in such country and (iii) the loss of regulatory exclusivity for such product in such jurisdiction. Either we or Dong-A may terminate the 2022 License Agreement (i) if the other party is in material breach of the agreement and has not cured or started to cure the breach within 60 days of notice of such breach, provided that if the breach cannot be cured within the 60-day period and the breaching party started to remedy the breach, if such breach is not cured within 90 days of receipt of written notice or (ii) if the other party is subject to a bankruptcy or insolvency event (subject to a 30-day cure period in the case of a petition for bankruptcy).
2022 Securities Purchase Agreement
In September 2022, in connection with the 2022 License Agreement, we entered into the 2022 Securities Purchase Agreement Purchase Agreement, upon the consummation of the 2022 License Agreement and a Qualified Financing (as defined in the 2022 Securities Purchase Agreement), which occurred in November 2022 as a result of the underwritten public offering we closed in November 2022, (i) Dong-A received the Upfront License Payment and (ii) Dong-A purchased 1,500 shares of Series A Preferred Stock and warrants to purchase 1,250,000 shares of our common stock substantially equivalent to those issued to investors in respect of the Qualified Financing (the “Dong-A Warrants”) for a purchase price of $15.0 million.
In December 2022, our stockholders approved the conversion of the Series A Preferred Stock and the exercise of the Dong-A Warrants and all of the Series A Preferred Stock converted into 1,541,667 shares of our common stock.
Shared Services Agreement
In September 2022, in conjunction with the 2022 License Agreement, we entered into a shared services agreement with Dong-A (the “Shared Services Agreement”), relating to DA-1241 and DA-1726. The Shared Services Agreement provides that Dong-A may provide technical support, preclinical development, and clinical trial support services on terms and conditions acceptable to both parties. In addition, the Shared Services Agreement provides that Dong-A will manufacture all of our clinical requirements of DA-1241 and DA-1726 under the terms provided in the Shared Services Agreement.
Either party may terminate the Shared Services Agreement for the other party’s material breach that is not cured within 30 days of notice. Dong-A may also terminate the Shared Services Agreement in part on a service-by-service or product-by-product basis upon a breach by us which is not cured within 30 days.

Registration Rights Agreement
In connection with the 2022 Securities Purchase Agreement, in September 2022, we entered into a registration rights agreement with Dong-A and the other parties thereto (the “2022 Registration Rights Agreement”). The 2022 Registration Rights Agreement provides Dong-A with demand and piggyback registration rights, including the right to two long-form registration statements. In addition, we agreed to file, within 30 days following the stockholder approval of the conversion of the Series A Preferred Stock (“2022 Stockholder Approval”), which occurred on December 22, 2022, a registration statement to: (i) register the shares of common stock issuable upon the conversion of the Series A Preferred Stock; (ii) register the shares of common stock issuable upon the exercise of the warrants; and (iii) register any other common stock held by the parties to the 2022 Registration Rights Agreement; and to use commercially reasonable efforts to cause each registration statement to be declared effective under the Securities Act, as promptly as possible after the filing thereof, but in any event no later than the 60th day after the 2022 Stockholder Approval (or in case the SEC reviews the registration statement, the 90th date after the 2022 Stockholder Approval); provided that if we are notified that the registration statement is not being reviewed or is no longer subject to comment, we are required to make the registration statement effective by the fourth trading day after such date. We agreed to use our commercially reasonable efforts to keep such registration statement continuously effective under the Securities Act until the date that all Registrable Securities covered by such registration statement have been sold or are otherwise able to be sold pursuant to Rule 144.
Investor Rights Agreement
In September 2022, we entered into an investor rights agreement with Dong-A (the “Investor Rights Agreement”) pursuant to which, following the conversion of the Series A Preferred Stock into common stock, Dong-A will have the right, subject to the terms thereof, to designate for appointment to the Company’s board of directors (“Board”) that number of directors commensurate with Dong-A’s and its affiliates’ beneficial ownership of the common stock, with the number of directors that Dong-A is entitled to designate rounded up to the nearest whole number (the “DA Designees”). To the extent necessary to permit the designation of the DA Designees, the size of the Board shall be increased to that number of directors that would permit Dong-A to designate a number of directors to fill the vacancies created thereby that is commensurate with Dong-A’s and its affiliates’ collective beneficial ownership of the common stock outstanding at such time (taking into account any DA Designees already serving on the Board at such time). The compensation (including equity-based compensation) and rights to indemnity of, and reimbursement of expenses incurred by, the DA Designees that are members of the Board will be the same as those provided to other non-employee directors generally. When evaluating a prospective DA Designee for membership on the Board, the Board and the nominating and corporate governance committee shall apply the same review processes and standards as each of them, respectively, applies to other prospective non-employee directors generally.
Furthermore, for so long as Dong-A has the right to designate any DA Designee to the Board, Dong-A will vote their shares of the common stock in favor of any Company Director (as defined in the Investor Rights Agreement) or any nominee designated by the nominating and corporate governance committee of the Board and against the removal of any Director, in each case, at any meeting of the stockholders.

PLAN OF DISTRIBUTION
We are registering the shares of the common stock issued to or currently held by the selling securityholders (including those issued upon exercise of the pre-funded warrants issued to the selling securityholders) to permit the resale of these shares of common stock by the holders of the shares of the common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling securityholders of the shares of the common stock. We will bear all fees and expenses incident to our obligation to register the shares of the common stock.
The selling securityholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of the common stock are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of the common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling securityholders may use any one or more of the following methods when selling shares:
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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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settlement of short sales entered into after the effective date of the Registration Statement of which this prospectus is a part;

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in transactions through broker-dealers that agree with the selling securityholders to sell a specified number of such shares of common stock at a stipulated price per share of common stock;

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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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a combination of any such methods of sale; or

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any other method permitted pursuant to applicable law.

The selling securityholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.
Broker-dealers engaged by the selling securityholders may arrange for other broker-dealers to participate in sales. If the selling securityholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.01.
In connection with sales of the shares of common stock or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of the common stock in the course of hedging in positions they assume. The selling securityholders may also sell the shares of common stock short and if such short sale shall take place after the date that this Registration Statement is declared effective by the SEC, the selling securityholders may deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling securityholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling securityholders have been advised that they may not use shares registered on this Registration Statement to cover short sales of our common stock made prior to the date the Registration Statement, of which this prospectus forms a part, has been declared effective by the SEC.
The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of the common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling securityholders to include the pledgees, transferees or other successors-in-interest as selling securityholders under this prospectus. The selling securityholders also may transfer and donate the shares of the common stock in other circumstances in which case the transferees, donees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.
The selling securityholders and any broker-dealer or agent participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. If a selling securityholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, the selling securityholder will be subject to the applicable prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.
The selling securityholders have informed us that they are not registered broker-dealers and do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. Upon our being notified in writing by a selling securityholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling securityholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of the common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.
Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that any selling securityholder will sell any or all of the shares of common stock registered pursuant to the Registration Statement of which this prospectus forms a part.
The selling securityholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling securityholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.
We will pay all expenses of the registration of the shares of common stock pursuant to the Registration Rights Agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling securityholders will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it. We will indemnify the selling securityholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or the selling securityholders will be entitled to contribution. We may be indemnified by the selling securityholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling securityholders specifically for use in this prospectus, in accordance with the Registration Rights Agreement, or we may be entitled to contribution.

DESCRIPTION OF OUR CAPITAL STOCK
The following summary of certain provisions of our securities does not purport to be complete and is subject to our Third Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”), our Fourth Amended and Restated Bylaws (the “Bylaws”), and the provisions of applicable law. You should also refer to the Certificate of Incorporation and the Bylaws, which are filed as exhibits to the Registration Statement of which this prospectus is a part.
General
As of the date of this prospectus, our Certificate of Incorporation authorizes us to issue up to 110,000,000 shares of capital stock, all with a par value of $0.001 per share, of which: 100,000,000 shares are designated as common stock and 10,000,000 shares are designated as preferred stock.
Common Stock
As of March 31, 2025, 8,654,869 shares of common stock and no shares of preferred stock were outstanding. All outstanding shares of common stock are duly authorized, validly issued, fully paid, and nonassessable. All authorized but unissued shares of our common stock are available for issuance by our Board without any further stockholder action, except as required by the listing standards of Nasdaq.
Voting Rights
Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors. In addition, the affirmative vote of holders of 66-2/3% of the voting power of all of the then outstanding voting stock will be required to take certain actions, including amending certain provisions of our Certificate of Incorporation, such as the provisions relating to amending our Bylaws, procedures for our stockholder meetings, the classified board, director liability, and amendments requirements of our Certificate of Incorporation.
Dividend Rights
Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by the Board out of legally available funds.
Liquidation, Dissolution or Winding Up
In the event of our liquidation, dissolution, or winding up, the holders of common stock will be entitled to share ratably in the assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities, subject to the prior rights of any preferred stock then-outstanding.
Other Rights and Preferences
Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences, and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Registration Rights — Investor Rights Agreement
On September 14, 2022, we entered into the Investor Rights Agreement with Dong-A pursuant to which, Dong-A has the right, subject to the terms thereof, to designate for appointment to the Board that number of directors commensurate with Dong-A’s and its affiliates’ beneficial ownership of our common stock, with the number of DA Designees that Dong-A is entitled to designate rounded up to the nearest whole number. To the extent necessary to permit the designation of the DA Designees, the size of the Board shall be increased to that number of directors that would permit Dong-A to designate a number of directors to fill the vacancies created thereby that is commensurate with Dong-A’s and its affiliates’ collective beneficial ownership of the common stock outstanding at such time (taking into account any DA Designees already serving on the Board at such time). For so long as Dong-A has the right to designate any DA Designee to the Board, Dong-A will vote their shares of our common stock in favor of any Company Director or any nominee designated by the nominating and corporate governance committee of the Board and against the removal of any Company Director, in each case, at any meeting of the stockholders of the Company.
Registration Rights — 2022 Registration Rights Agreement
On September 14, 2022, we entered into the 2022 Registration Rights Agreement with Dong-A and the other parties thereto. The 2022 Registration Rights Agreement provides Dong-A with demand and piggyback registration rights, including the right to two long-form registration statements. In addition, we agreed to file a registration statement to register the shares of common stock issuable upon any common stock held by the parties to the 2022 Registration Rights Agreement (the “2022 Registrable Securities”) and to use commercially reasonable efforts to cause each registration statement to be declared effective under the Securities Act as promptly as possible after the filing thereof. We also agreed to use our commercially reasonable efforts to keep such registration statement continuously effective under the Securities Act until the date that all 2022 Registrable Securities covered by such registration statement have been sold or are otherwise able to be sold pursuant to Rule 144.
Registration Rights — 2024 Registration Rights Agreement
On June 23, 2024, we entered into the 2024 Registration Rights Agreement with Dong-A and another institutional investor. The 2024 Registration Rights Agreement provides Dong-A and the other institutional investor, among other things, with registration rights for the shares of common stock, as well as the shares of common stock underlying warrants, in each case issued in June 2024. We also agreed to use our commercially reasonable efforts to keep such registration statement continuously effective under the Securities Act until the date that all securities covered by such registration statement have been sold or are otherwise able to be sold pursuant to Rule 144.
Registration Rights — 2025 Registration Rights Agreement
On May 8, 2025, we entered into the Registration Rights Agreement with Dong-A and Dong-A Socio Holdings. The Registration Rights Agreement provides Dong-A and Dong-A Socio Holdings, among other things, with registration rights for the shares of common stock, as well as the shares of common stock underlying warrants, in each case issued in May 2025. We also agreed to use our commercially reasonable efforts to keep such registration statement continuously effective under the Securities Act until the date that all securities covered by such registration statement have been sold or are otherwise able to be sold pursuant to Rule 144.
Preferred Stock
As of March 31, 2025, no shares of preferred stock were outstanding. Our Board may, without further action by our stockholders, fix the rights, preferences, privileges and restrictions of up to an aggregate of 10,000,000 shares of preferred stock in one or more series and authorize their issuance. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series, any or all of which may be greater than the rights of our common stock. The issuance of our preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of decreasing the market price of our common stock and could also have the effect of delaying, deferring or preventing a change of control or other corporate action.
We will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the Registration Statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering. We will describe in the applicable prospectus supplement the terms of the series of preferred stock being offered, including, to the extent applicable:
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the title and stated value;

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the number of shares we are offering;

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the liquidation preference per share;

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the purchase price;

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the dividend rate, period and payment date and method of calculation for dividends;

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whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

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the procedures for any auction and remarketing, if any;

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the provisions for a sinking fund, if any;

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the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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any listing of the preferred stock on any securities exchange or market;

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whether the preferred stock will be convertible into our common stock or other securities of ours, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

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whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

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voting rights, if any;

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preemptive rights, if any;

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restrictions on transfer, sale or other assignment, if any;

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whether interests in the preferred stock will be represented by depositary shares;

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a discussion of material U.S. federal income tax considerations applicable to the preferred stock;

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the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue and sell shares of preferred stock pursuant to this prospectus, together with any applicable prospectus supplement or free writing prospectus, the shares of preferred stock will be fully paid and non-assessable.
Warrants
In July 2018, we entered into a First Amendment to the Loan and Security Agreement (the “Loan and Security Agreement”), as borrower, with Silicon Valley Bank (“SVB”), as lender. In connection with the Loan and Security Agreement, we issued to SVB in a private placement pursuant to Section 4(a)(2) of the Securities Act, a warrant to purchase 36,000 shares of common stock (the “SVB Warrant”), at an exercise price of $7.47 per share. As of March 31, 2025, the SVB Warrant was exercisable for 6 shares of our common stock at an exercise price of $44,820 per share.
In April 2020, in connection with a securities purchase agreement, we issued to H.C. Wainwright & Co., LLC and certain of its designees in a private placement pursuant to Section 4(a)(2) of the Securities Act, a warrant to purchase up to 37,500 shares of our common stock, at an exercise price of $12.50 per share (the “April 2020 Warrant”). As of March 31, 2025, the April 2020 Warrant was exercisable for 159 shares of our common stock at an exercise price of $3,000 per share. The April 2020 Warrant expired unexercised, on April 13, 2025.
In January 2021, in connection with a securities purchase agreement, we issued to certain institutional investors in a private placement pursuant to Section 4(a)(2) of the Securities Act, a warrant to purchase up to 2,500,000 shares of our common stock, at an exercise price of $4.00 per share (the “January 2021 Warrant”). As of March 31, 2025, the January 2021 Warrant was exercisable for 10,421 shares of our common stock at an exercise price of $1,447.20 per share.
In October 2021, in connection with a securities purchase agreement, we issued to certain institutional investors in a private placement pursuant to Section 4(a)(2) of the Securities Act, a warrant to purchase up to 4,307,693 shares of our common stock, at an exercise price of $3.75 per share (the “October 2021 Warrant”). As of March 31, 2025, the October 2021 Warrant was exercisable for 15,390 shares of our common stock at an exercise price of $900 per share. The October 2021 Warrant expired unexercised, on April 7, 2025.
In June 2024, we issued to Armistice Capital Master Fund Ltd and Dong-A in a private placement pursuant to Section 4(a)(2) of the Securities Act, (i) pre-funded warrants to purchase up to 1,781,171 shares of common stock at an exercise price of $0.001 per share, (ii) Series A Warrants to purchase 5,089,060 shares of common stock at an exercise price of $3.93 per share, and (iii) Series B Warrants to purchase up to 7,633,591 shares of common stock at an exercise price of $3.93 per share. As of March 31, 2025, the pre-funded warrants were exercisable for up to 1,430,000 shares of our common stock at an exercise price of $0.0001 per share, the Series A Warrants were exercisable for up to 5,089,060 shares of our common stock at an exercise price of $3.93 per share, and our Series B Warrants were exercisable for 7,633,591 shares of our common stock at an exercise price of $3.93 per share. The pre-funded warrants were exercised in full on April 15, 2025, and the Series A Warrants expired unexercised, on June 14, 2025.
In June 2024, we issued to H.C. Wainwright & Co., LLC and certain of its designees in a private placement pursuant to Section 4(a)(2) of the Securities Act, a warrant to purchase up to 127,227 shares of common stock at an exercise price of $4.9125 per share (the “Placement Agent Warrants”). As of March 31, 2025, the Placement Agent Warrants were exercisable for 127,227 shares of our common stock at an exercise price of $4.9125 per share.
In May 2025, we issued to Dong-A Socio Holdings, pursuant to the Securities Purchase Agreement, pre-funded warrants to purchase up to 4,605,162 shares of our common stock at an exercise price of $0.001 per share. The pre-funded warrants were exercised for shares of our common stock on June 30, 2025.
Options and Restricted Stock Units
As of March 31, 2025, (i) no shares of common stock remain available for issuance under our 2019 Equity Incentive Plan (the “2019 Plan”), and 2,067,064 shares of common stock remain available for potential issuance under our Amended and Restated 2021 Inducement Plan and our Amended and Restated Equity Incentive Plan (“2022 Plan”), (ii) stock options to purchase an aggregate of 1,575 shares of common stock were outstanding under our 2019 Plan and stock options to purchase an aggregate of 3,125 shares of common stock were outstanding under our 2022 Plan, and (iii) 149,239 unvested shares of restricted stock units were outstanding under our 2022 Plan.
Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws
Our Certificate of Incorporation and Bylaws contain provisions that could make it more difficult to complete an acquisition of us by means of a tender offer, a proxy contest or otherwise or the removal and replacement of our incumbent officers and directors.

Removal of Directors; Board Vacancies; Board Size
Our Certificate of Incorporation provides for the removal of any of our directors only for cause and requires a stockholder vote of at least 66 2/3% of the voting power of the then outstanding voting stock. In addition, our Certificate of Incorporation provides that any vacancy occurring on our Board may be filled by a majority of directors then in office, even if less than a quorum, unless the Board determines that such vacancy shall be filled by the stockholders. Finally, the authorized number of directors may be changed only by a resolution of the Board. This system of removing directors, filling vacancies and fixing the size of the Board makes it more difficult for stockholders to replace a majority of the directors.
Classes
Our Certificate of Incorporation and Bylaws provide that the Board be divided into three classes of directors, as nearly equal in number as possible, with each class serving a staggered three-year term. The classification system of electing directors may tend to discourage a third-party from making a tender offer or otherwise attempting to obtain control of us since the classification of the Board generally increases the difficulty of replacing a majority of directors.
Special Stockholder Meetings
Our Certificate of Incorporation and Bylaws provide that a special meeting of stockholders may be called only by a resolution adopted by a majority of our Board or by the chair of the Board.
Stockholder Advance Notice Procedure
Our Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our stockholders. The Bylaws provide that any stockholder wishing to nominate persons for election as directors at, or bring other business before, an annual meeting must deliver to our secretary a written notice of the stockholder’s intention to do so. To be timely, the stockholder’s notice must be delivered to or mailed and received by us not more than 120 days, and not less than 90 days before the anniversary date of the preceding annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or 30 days after such anniversary date, we must receive the notice not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of (i) the 90th day prior to the annual meeting or (ii) the 10th day following the day on which we first made public announcement of the date of meeting. The notice must include the following information:
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as to director nominations all information relating to each director nominee that is required by the rules of the SEC to be disclosed in solicitations of proxies, or is otherwise required by Section 14 of the Exchange Act, including Regulation 14A and Rule 14a-19, and a description of all Derivative Transactions (as defined in the Bylaws) by each nominee during the previous twelve month period;

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as to any other business that the stockholder proposes to bring before the meeting, a reasonably brief description of the business to be proposed, the text of the proposal, the reasons for conducting such business at the meeting and, if any, and the stockholder’s material interest in the proposed business; and

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as to the stockholder who intends to make the nomination (the “Notifying Stockholder”), (i) the name and address of the Notifying Stockholder, (ii) the class, series and number of our securities that Notifying Stockholder beneficially owns of record and (iii) a description of any participants, associates, family members living in the same household and any person or entity who is a member of a group with the Notifying Stockholder.

Undesignated Preferred Stock
The ability to authorize undesignated preferred stock makes it possible for our Board to issue preferred stock with voting or other rights or preferences that could have the effect of delaying, deferring, preventing or otherwise impeding any attempt to change control of us.

Delaware Anti-Takeover Statute
The Company is subject to Section 203 (“Section 203”) of the Delaware General Corporation Law (the “DGCL”). Section 203 generally prohibits a public Delaware corporation such as us from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder, unless:
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prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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at or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:
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any merger or consolidation involving the corporation and the interested stockholder;

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any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) involving the interested stockholder of 10% or more of the assets of the corporation (or its majority-owned subsidiary);

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subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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subject to exceptions, any transaction involving the corporation that has the effect, directly or indirectly, of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; and

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the receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of such corporation), of any loans, advances, guarantees, pledges or other financial benefits, other than certain benefits set forth in Section 203, provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person that is an affiliate or associate of such entity or person.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.
Listing on the Nasdaq
Our common stock is listed on the Nasdaq under the symbol “MTVA.”

LEGAL MATTERS
Honigman LLP, Kalamazoo, Michigan, has issued a legal opinion as to the validity of the shares of common stock offered by this prospectus.

EXPERTS
The consolidated financial statements of MetaVia Inc. as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024 incorporated by reference in this prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC this Registration Statement under the Securities Act with respect to the shares of our common stock offered hereby. This prospectus, which constitutes a part of this Registration Statement, does not contain all of the information set forth in this Registration Statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the shares of our common stock offered hereby, reference is made to this Registration Statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to this Registration Statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to this Registration Statement.
We are subject to the informational requirements of the Exchange Act, and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may access, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such each such report is electronically filed with, or furnished to, the SEC.
Information about us is also available on our website at https://metaviatx.com/. However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information that we have filed with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any information referenced in this way is considered part of this prospectus. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information either contained, or incorporated by referenced, into this prospectus, and will be considered to be part of this prospectus from the date those documents are filed. The information incorporated by reference is an important part of this prospectus.
We incorporate by reference in this prospectus the documents listed below that have been previously filed with the SEC as well as any filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act from the initial filing of the Registration Statement of which this prospectus forms a part until the termination or completion of the offering of the shares of our common stock described in this prospectus:
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Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 20, 2025;

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Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 10, 2025 (but only with respect to information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024);

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Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 14, 2025;

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Our Current Reports on Form 8-K filed with the SEC on April 15, 2025, April 15, 2025, April 22, 2025, May 14, 2025, May 14, 2025, May 21, 2025, and May 30, 2025; and

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The description of our securities in our registration statement on Form 8-A, filed with the SEC on June 20, 2016, including any amendments or reports filed for the purpose of updating such description; and

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all reports and other documents we subsequently file with the SEC pursuant to the Exchange Act after the date of this Registration Statement, of which this prospectus is a part, and prior to the effectiveness of this Registration Statement.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus or any prospectus supplement.
We will furnish without charge to you, on written or oral request, a copy of any or all of such documents that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to MetaVia Inc., Attn: Hyung Heon Kim, 545 Concord Avenue, Suite 210, Cambridge, Massachusetts 02138, telephone (857) 702-9600. See the section of this prospectus entitled “Where You Can Find More Information” for information concerning how to obtain copies of materials that we file with the SEC.
Any statement contained in this prospectus, or in a document, all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

14,084,507 Shares of Common Stock Offered by the Selling Securityholders

PROSPECTUS

July 10, 2025